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                                                                  EXHIBIT 99.05


                  FIRST AMENDMENT TO FIVE YEAR CREDIT AGREEMENT

     This FIRST AMENDMENT TO FIVE YEAR CREDIT AGREEMENT is dated as of September 15, 2000 ("Amendment") and is entered into with reference to the FIVE YEAR CREDIT AGREEMENT dated as of November 30, 1999 (the "Credit Agreement") among HILTON HOTELS CORPORATION ("Borrower"), THE BANK OF NOVA SCOTIA, FIRST UNION NATIONAL BANK AND WACHOVIA BANK, as Syndication Agents, the Lenders who are parties thereto, and BANK OF AMERICA, N.A., as Administrative Agent. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

     The Borrower and the Administrative Agent (acting with the consent of the Required Lenders) agree to amend the Credit Agreement as follows:

     1. SECTION 5.06(h) - NEGATIVE PLEDGE. Section 5.06(h) of the Credit Agreement is amended to read in its entirety as follows:

          (h) Liens not otherwise permitted by the foregoing clauses of this Section which secure indebtedness in an aggregate principal amount which is not in excess of 10% of Consolidated Net Tangible Assets (determined as of the most recent date for which Borrower has delivered its financial statements under Section 5.01(b) or
               Section 5.01(c), as applicable), and encumbering assets which have a value, as determined by the board of directors of the Borrower in connection with the incurrence of each such Lien, which the board of directors of Borrower determines is reasonably related to the amount of the indebtedness secured thereby.

     2. CONDITION PRECEDENT. The effectiveness of this Amendment shall be conditioned upon the receipt by the Administrative Agent of written consents to the execution and delivery of this Amendment from the Required Lenders.

     3. REPRESENTATION AND WARRANTY. Borrower represents and warrants to the Administrative Agent and the Lenders that no Default or Event of Default has occurred and remains continuing.

     4. CONFIRMATION. In all other respects, the terms of the Credit Agreement and the other Loan Documents are hereby confirmed.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                  HILTON HOTELS CORPORATION

                                  By:
                                     -----------------------------------
                                     Name: Mariel C. Albrecht
                                     Title: Senior Vice President and Treasurer

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                                    BANK OF AMERICA, N.A., as Administrative
                                    Agent


                                    By:
                                       ---------------------------------
                                        Janice Hammond, Vice President


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                                CONSENT OF LENDER

     Reference is hereby made to that certain FIVE YEAR CREDIT AGREEMENT dated as of November 30, 1999 (the "Credit Agreement") among HILTON HOTELS CORPORATION, THE BANK OF NOVA SCOTIA, FIRST UNION NATIONAL BANK AND WACHOVIA BANK, as Syndication Agents, the Lenders who are parties thereto, and BANK OF AMERICA, N.A., as Administrative Agent.

     The undersigned Lender hereby consents to the execution and delivery of the FIRST AMENDMENT TO FIVE YEAR CREDIT AGREEMENT by the Administrative Agent on its behalf, substantially in the form of the most recent draft thereof presented to the undersigned Lender.

Dated:                 , 2000
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                                             [Name of Institution]

                                    By:
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                                           [Printed Name and Title]